UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At the 2013 Annual Meeting (as defined below) of Lamar Advertising Company (the “Company”), the Company’s stockholders approved an amendment to the 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,500,000 shares from 13,000,000 to 15,500,000 shares. A copy of the 1996 Equity Incentive Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 above is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). Only stockholders of record as of the close of business on March 27, 2013 were entitled to vote at the 2013 Annual Meeting. As of March 27, 2013, 79,258,589 shares of Class A common stock, 14,910,365 shares of Class B common stock, and 5,718 whole shares of Series AA preferred stock were outstanding and entitled to vote at the 2013 Annual Meeting. With respect to the matters submitted for vote at the 2013 Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote. At the 2013 Annual Meeting, 71,735,945 shares of Class A common stock, all 14,910,365 shares of Class B common stock, and all 5,718 shares of Series AA preferred stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2013, were before the meeting, and they received the following votes:

Proposal 1: Election of Seven Directors to Serve until the 2014 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
John Maxwell Hamilton	208,927,167	6,234,854	5,683,292
John E. Koerner, III	214,156,265	1,005,756	5,683,292
Stephen P. Mumblow	207,619,309	7,542,712	5,683,292
Thomas V. Reifenheiser	208,870,134	6,291,887	5,683,292
Anna Reilly	212,282,345	2,879,676	5,683,292
Kevin P. Reilly, Jr.	212,654,758	2,507,263	5,683,292
Wendell Reilly	181,152,973	34,009,048	5,683,292

Proposal 2: Approve an amendment of the Company’s 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,500,000 shares from 13,000,000 to 15,500,000 shares. The stockholders approved the amendment.

For	Against	Abstain	Broker Non-Votes
172,180,642	42,872,675	108,703	5,683,293

Proposal 3: Reaffirm the material terms of the performance-based goals specified in the 1996 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. The stockholders reaffirmed the material terms of the performance-based goals.

For	Against	Abstain	Broker Non-Votes
211,714,597	3,337,556	109,867	5,683,293

Proposal 4: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2013 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
220,325,570	487,138	32,604	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lamar Advertising Company 1996 Equity Incentive Plan, as amended and restated by the Board of Directors on February 28, 2013 and approved by Stockholders on May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lamar Advertising Company 1996 Equity Incentive Plan, as amended and restated by the Board of Directors on February 28, 2013 and approved by Stockholders on May 23, 2013.